Exhibit 99.1

                            JOINT FILING AGREEMENT

         Each of the undersigned hereby affirms in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934 that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


February 14, 2002                               SGC PARTNERS II LLC

                                                By:   /s/ V. FRANK POTTOW
                                                      ------------------------
                                                      Name:   V. Frank Pottow
                                                      Title:  Managing Director


                                                SG MERCHANT BANKING FUND L.P.

                                                By:   /s/ V. FRANK POTTOW
                                                      -----------------------
                                                      Name:   V. Frank Pottow
                                                      Title:  Vice President


                                                SG CAPITAL PARTNERS LLC

                                                By:   /s/ V. FRANK POTTOW
                                                      -----------------------
                                                      Name:   V. Frank Pottow
                                                      Title:  Managing Director


                                                SG COWEN SECURITIES CORPORATION

                                                By:   /s/ V. FRANK POTTOW
                                                      -------------------
                                                      Name:   V. Frank Pottow
                                                      Title:  Managing Director